UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2007

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the termination of his service as President & Chief Operating Officer of CooperVision, Inc., Mr. Gregory A. Fryling has entered into an Employment and Separation Agreement (the “Agreement”) with The Cooper Companies, Inc. and CooperVision, Inc. (collectively, the “Company”), effective as of May 5, 2007. This agreement supersedes the severance agreement previously in place with Mr. Fryling.

Under the Agreement, Mr. Fryling will continue to serve as an employee of the Company until March 15, 2008, but as of March 31, 2007 he no longer serves as President & Chief Operating Officer of CooperVision, Inc., nor as an officer or member of the Board of Directors of any affiliate or subsidiary of the Company. Mr. Fryling will continue to receive a salary and participate in Company benefit plans through March 2008, and will receive reimbursement for business expenses, but will not be eligible for certain perquisites previously paid to him as an officer of the Company.

During his term of employment, he will be responsible for certain special projects as designated by the Chief Executive Officer or Chief Operating Officer of the Company. Mr. Fryling may also be eligible for certain consulting fees for services provided to the Company.

The Agreement provides for Mr. Fryling to receive a severance payment equivalent to one year’s salary ($450,000), to be paid in two equal installments on March 31, 2008 and March 31, 2009. The Agreement also provides for Mr. Fryling to receive pro rated payments under the Company’s 2007 Incentive Payment Plan and 2007 Special Discretionary Bonus Plan based on his employment as an officer of the Company through March 31, 2007 and makes him eligible for a discretionary bonus for the remainder of his employment period. The Agreement designates terms for treatment of outstanding stock options previously granted to Mr. Fryling under the Company’s long-term incentive plans. Mr. Fryling will also be eligible to receive COBRA benefits coverage for 18 months after his termination and will receive up to 6 months of outplacement assistance.

The above summary is qualified by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment and Separation Agreement by and between The Cooper Companies, Inc., CooperVision, Inc. and Mr. Gregory A. Fryling

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

Dated: May 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment and Separation Agreement by and between The Cooper Companies, Inc., CooperVision, Inc. and Mr. Gregory A. Fryling